13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2026 RESULTS
First Quarter Operating Income of $14.1 Million; AFFO of $25.5 Million or $0.21 per Share
Increased 2026 Outlook as Sequential RevPAR Improvement Results in Positive First Quarter RevPAR Growth
Accretive Capital Recycling Continues with Agreement to Sell the Courtyard and Residence Inn Dallas (Arlington South)

Austin, Texas, April 30, 2026 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three months ended March 31, 2026.

“Operating fundamentals improved meaningfully in the first quarter as positive RevPAR growth in the quarter exceeded our expectations by over 200 basis points. Encouragingly, we experienced sequential improvements in demand within the quarter culminating with March RevPAR growth of over 4%. These positive trends have continued into the second quarter as rate-driven revenue growth has been broad based across markets and segments of our portfolio. Our outlook for the remainder of the year is increasingly positive as we approach what is expected to be a robust summer of travel demand, highlighted by a record setting special events calendar and current operating trends that support an increase to our full year 2026 guidance ranges,” said Jonathan Stanner, President and Chief Executive Officer.

“We also continue to successfully allocate capital as we entered into an agreement to sell two wholly-owned assets for $19 million at an implied capitalization rate of 5.0 percent, inclusive of foregone capital investment needs, and repurchased an additional 1.4 million shares during the quarter. Since the inception of our share repurchase program, we have repurchased approximately 5 million shares (approximately 4% of total share outstanding) at an average price of $4.26 per share. Our balance sheet remains well positioned with ample liquidity and no debt maturities until 2028,” continued Mr. Stanner.

First Quarter 2026 Summary

•Net Loss: Net loss attributable to common stockholders was $10.4 million, or $0.10 per diluted share, compared to net loss of $4.7 million, or $0.04 per diluted share, for the first quarter of 2025.

•Pro forma RevPAR: Pro forma RevPAR increased 0.2 percent to $126.57 compared to the first quarter of 2025. Pro forma ADR increased 1.5 percent to $176.85 compared to the same period in 2025, and pro forma occupancy decreased 1.3 percent to 71.6 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA decreased to $63.4 million from $65.1 million in the same period in 2025.

•Adjusted EBITDAre(1): Adjusted EBITDAre decreased to $44.2 million from $45.0 million in the first quarter of 2025.

•Adjusted FFO(1): Adjusted FFO decreased to $25.5 million, or $0.21 per diluted share, compared to $27.4 million, or $0.22 per diluted share, in the first quarter of 2025.

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The Company’s results for the three months ended March 31, 2026 and 2025 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended March 31,
	2026	2025

Net loss attributable to common stockholders	$(10,441)	$(4,684)
Net loss per diluted share	$(0.10)	$(0.04)
Total revenues	$185,053	$184,478
EBITDAre (1)	$55,766	$58,449
Adjusted EBITDAre (1)	$44,192	$45,007
FFO (1)	$20,590	$23,196
Adjusted FFO (1)	$25,525	$27,359
FFO per diluted share and unit (1)	$0.17	$0.19
Adjusted FFO per diluted share and unit (1)	$0.21	$0.22

Pro Forma (2) and Same Store (3)
RevPAR	$126.57	$126.28
RevPAR Growth	0.2%
Hotel EBITDA	$63,374	$65,105
Hotel EBITDA Margin	34.4%	35.8%
Hotel EBITDA Margin Change	(146) bps

(1)    See tables later in this press release for a discussion and reconciliation of Net loss attributable to common stockholders to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)    Unless stated otherwise in this release, all pro forma information includes operating and financial results for 94 hotels owned as of March 31, 2026.

(3)    All same store information includes operating and financial results for 94 hotels owned as of January 1, 2025 and at all times during the three months ended March 31, 2026, and 2025.

Transaction Activity

In April 2026, we entered into a purchase and sale agreement to sell the wholly-owned 103-guestroom Courtyard by Marriott, Dallas (Arlington South), TX and the 96-guestroom Residence Inn, Dallas (Arlington South), TX for a combined selling price of $19.0 million. The sales price for the transaction represents a 5.0 percent capitalization rate based on the net operating income for the trailing twelve months ended March 31, 2026, and after consideration of foregone near-term required capital expenditures. The transaction is expected to close in the third quarter of 2026.

In February 2026, the Company completed the sale of the 122-guestroom Hilton Garden Inn Longview, Texas, which was owned by the Company’s joint venture with GIC, for $12.3 million. The sales price for the transaction represented a 6.8 percent capitalization rate based on the net operating income for the trailing twelve months ended January 31, 2026, and after consideration of foregone near-term required capital expenditures.

Since 2023, the Company and its affiliates have sold, or are under contract to sell, 15 hotels for a combined sales price of approximately $218 million at a blended capitalization rate of approximately 4.6 percent, inclusive of an estimated $68 million of foregone capital needs, based on the trailing twelve-month net operating income at the time of each sale. The combined RevPAR for the sold hotels was $86, which is an approximate 30 percent discount to the current pro forma portfolio.

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Capital Markets Activity

Repayment of Convertible Notes
On February 17, 2026, the Company fully repaid its $287.5 million 1.5% Convertible Notes utilizing its $275.0 million Delayed Draw Term Loan and Corporate Revolver.

Stock Repurchases
During the first quarter, the Company repurchased 1.4 million common shares under its share repurchase program for an aggregate purchase price of $6.0 million, or a weighted average price of approximately $4.17 per share. As of March 31, 2026, approximately $28.6 million remained available for repurchase under this program.

Since the inception of our share repurchase program in 2025, we have repurchased approximately 5.0 million shares (approximately 4% of total share outstanding) at an average price of $4.26 per share.

Balance Sheet Summary

On a pro rata basis as of March 31, 2026, the Company had the following outstanding indebtedness:

•Outstanding debt of $1.1 billion with a weighted average interest rate of 5.53 percent. After giving effect to interest rate derivative agreements, $539.2 million, or 50 percent, of our outstanding debt had a fixed interest rate, and $545.0 million, or 50 percent, had a variable interest rate.

•Unrestricted cash and cash equivalents of $34.8 million.

Common and Preferred Dividend Declaration

On April 23, 2026, the Company declared a quarterly cash dividend of $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 6.4 percent, based on the closing price of shares of the common stock on April 29, 2026.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on May 29, 2026, to holders of record as of May 15, 2026.

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2026 Outlook

The Company’s updated outlook for the full year 2026 is based on the 94 lodging assets owned as of March 31, 2026, including the Courtyard by Marriott and Residence Inn Dallas (Arlington South) for which we have entered into an agreement to sell the two hotels. The sale is expected to close in the third quarter and will result in approximately $500,000 of foregone Hotel EBITDA from the closing date through the end of the year, which is not reflected in the updated guidance ranges. Based on first quarter actual results and recent operating trends, the Company is increasing the low end and implied midpoint of its guidance ranges. There are no additional acquisitions, dispositions, share repurchases, or capital markets activities assumed in the Company’s full year 2026 outlook.

	FYE 2026 Outlook
	Low	High	Variance to Prior Midpoint	% Change to Prior Midpoint
Pro Forma RevPAR Growth (1)	0.50%	3.00%	0.25%	—%
Adjusted EBITDAre	$170,000	$181,000	$1,500	0.9%
Adjusted FFO	$90,000	$102,000	$(250)	(0.3)%
Adjusted FFO per share of Common Stock and Common Units	$0.75	$0.85	$0.01	1.3%
Capital Expenditures, Pro Rata	$55,000	$65,000	$—	—%
(1)    All pro forma information includes operating and financial results for 94 lodging assets owned as of March 31, 2026 and excludes the financial results of hotels sold by the Company after January 1, 2025. Pro forma and non-GAAP financial measures are unaudited.

First Quarter 2026 Earnings Conference Call

The Company will conduct its quarterly conference call on May 1, 2026, at 12:00 PM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until July 30, 2026.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure, or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of April 30, 2026, the Company's portfolio consisted of 94 assets, 52 of which are wholly owned, with a total of 14,226 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on X at @SummitHotel_INN.

Contact:
Kevin Milota
SVP - Corporate Finance
Summit Hotel Properties, Inc.
(737) 205-5787

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Consolidated Balance Sheets (In thousands)
	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments in lodging property, net	$2,592,231	$2,640,367
Assets held for sale, net	18,405	11,967
Cash and cash equivalents	44,773	36,110
Restricted cash	5,661	5,102
Right-of-use assets, net	31,563	32,028
Trade receivables, net	23,528	17,347
Prepaid expenses and other	14,610	7,104
Deferred charges, net	5,585	10,051
Other assets	18,208	15,954
Total assets	$2,754,564	$2,776,030

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,396,385	$1,394,014
Lease liabilities, net	23,749	24,091
Accounts payable	7,128	7,537
Accrued expenses and other	77,682	76,417
Total liabilities	1,504,944	1,502,059

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	840,406	862,155
Non-controlling interests	358,995	361,597
Total equity	1,199,401	1,223,752
Total liabilities, redeemable non-controlling interests and equity	$2,754,564	$2,776,030

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Summit Hotel Properties, Inc. Consolidated Statements of Operations (In thousands, except per share amounts)
	For the Three Months Ended March 31,
	2026	2025
	(Unaudited)
Revenues:
Room	$162,564	$163,731
Food and beverage	11,460	10,990
Other	11,029	9,757
Total revenues	185,053	184,478

Expenses:
Room	36,347	36,132
Food and beverage	8,520	7,991
Other lodging property operating expenses	58,650	56,922
Property taxes, insurance and other	13,884	13,311
Management fees	4,221	4,495
Depreciation and amortization	36,774	37,230
Corporate general and administrative	8,845	8,571
Loss on write-down of assets	3,641	—
Total expenses	170,882	164,652
(Loss) gain on disposal of assets, net	(40)	1
Operating income	14,131	19,827
Other income (expense):
Interest expense	(20,450)	(19,956)
Interest income	246	276
Other income, net	1,052	1,230
Total other expense, net	(19,152)	(18,450)
(Loss) income from continuing operations before income taxes	(5,021)	1,377
Income tax expense	(892)	(754)
Net (loss) income	(5,913)	623
Less - (Loss) income attributable to non-controlling interests	(99)	680
Net loss attributable to Summit Hotel Properties, Inc. before preferred dividends	(5,814)	(57)
Less - Distributions to and accretion of redeemable non-controlling interests	(657)	(657)
Less - Preferred dividends	(3,970)	(3,970)
Net loss attributable to common stockholders	$(10,441)	$(4,684)

Loss per common share:
Basic and diluted	$(0.10)	$(0.04)
Weighted-average common shares outstanding:
Basic and diluted	105,720	108,008

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Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures - EBITDAre
(Unaudited)
(In thousands)
	For the Three Months Ended March 31,
	2026	2025
Net (loss) income	$(5,913)	$623
Depreciation and amortization	36,774	37,230
Interest expense	20,450	19,956
Interest income on cash deposits	(118)	(113)
Income tax expense	892	754
EBITDA	52,085	58,450
Loss on write-down of assets	3,641	—
Loss (gain) on disposal of assets and other dispositions, net	40	(1)
EBITDAre	55,766	58,449
Amortization of key money liabilities	(129)	(129)
Equity-based compensation	2,001	1,916
Non-cash lease expense, net	129	133
Casualty losses, net	328	294
Other	53	—
Income related to non-controlling interests in consolidated joint ventures	(1,168)	(1,283)
Adjustments related to non-controlling interests in consolidated joint ventures	(12,788)	(14,373)
Adjusted EBITDAre	$44,192	$45,007

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Summit Hotel Properties, Inc. Reconciliation of Net (Loss) Income to Non-GAAP Measures - Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)
	For the Three Months Ended March 31,
	2026	2025
Net (loss) income	$(5,913)	$623
Preferred dividends	(3,970)	(3,970)
Distributions to and accretion of redeemable non-controlling interests	(657)	(657)
Income related to non-controlling interests in consolidated joint ventures	(1,168)	(1,283)
Net loss applicable to common shares and Common Units	(11,708)	(5,287)
Real estate-related depreciation	36,214	36,663
Loss on write-down of assets	3,641	—
Loss (gain) on disposal of assets and other dispositions, net	40	(1)
FFO adjustments related to non-controlling interests in consolidated joint ventures	(7,597)	(8,179)
FFO applicable to common shares and Common Units	20,590	23,196
Amortization of deferred financing costs	1,997	1,673
Amortization of franchise fees	169	175
Amortization of intangible assets, net	262	262
Equity-based compensation	2,001	1,916
Non-cash lease expense, net	129	133
Casualty losses, net	328	294
Deferred tax expense	467	325
Other	53	—
AFFO adjustments related to non-controlling interests in consolidated joint ventures	(471)	(615)
AFFO applicable to common shares and Common Units	$25,525	$27,359
FFO per share of common share/Common Unit	$0.17	$0.19
AFFO per common share/Common Unit	$0.21	$0.22

Weighted-average diluted common shares/Common Units	120,829	124,636

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended March 31,
	2026	2025
Weighted average common shares outstanding - basic and diluted	105,720	108,008
Adjusted for:
Non-GAAP adjustment for restricted stock awards (1)	2,100	2,573
Non-GAAP adjustment for dilutive effects of Common Units (2)	13,009	14,055
Non-GAAP weighted diluted share of common stock and Common Units	120,829	124,636

(1)    Adjustment reflects the difference between the total weighted-average unvested restricted time-based shares outstanding as of the reporting date and the weighted-average restricted time-based shares computed for diluted earnings per share under the treasury stock method, plus the difference between the estimated total weighted average unvested restricted performance-based shares expected to vest based on achievement of the performance measures as if the vesting date were the reporting date and the estimated weighted-average unvested restricted performance-based shares computed for diluted earnings per share under the treasury stock method.

(2)    The Company includes the outstanding Common Units issued by our Operating Partnership held by limited partners other than the Company because the Common Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (Dollars in thousands)
	For the Three Months Ended March 31,
Pro Forma Operating Data: (1)	2026	2025
Pro forma room revenue	$162,052	$161,424
Pro forma other hotel operations revenue	22,394	20,347
Pro forma total revenues	184,446	181,771
Pro forma total hotel operating expenses	121,072	116,666
Pro forma hotel EBITDA	$63,374	$65,105
Pro forma hotel EBITDA Margin	34.4%	35.8%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$185,053	$184,478
Total revenues - dispositions	(607)	(2,707)
Pro forma total revenues (1)	184,446	181,771

Hotel Operating Expenses:
Hotel operating expenses	$121,622	$118,851
Hotel operating expenses - dispositions	(550)	(2,185)
Pro forma hotel operating expense (1)	121,072	116,666

Hotel EBITDA:
Operating income	14,131	19,827
Loss (gain) on disposal of assets and other dispositions, net	40	(1)
Loss on write-down of assets	3,641	—
Corporate general and administrative	8,845	8,571
Depreciation and amortization	36,774	37,230
Hotel EBITDA	63,431	65,627
Hotel EBITDA - dispositions (2)	(57)	(522)
Pro forma hotel EBITDA (1)	$63,374	$65,105

(1)    Unaudited pro forma information includes operating results for 94 hotels owned as of March 31, 2026. For any hotels sold by the Company after January 1, 2025 (the “Disposed Hotels”), the Company excludes the financial results of each of the Disposed Hotels from January 1, 2025 to the date the Disposed Hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For hotels sold by the Company between January 1, 2025, and March 31, 2026, the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2025, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining pro forma hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
	2025			2026	Trailing Twelve Months Ended March 31, 2026
Pro Forma Operating Data: (1)	Q2	Q3	Q4	Q1
Pro forma room revenue	$167,436	$153,213	$151,612	$162,052	$634,313
Pro forma other hotel operations revenue	21,806	20,316	21,497	22,394	86,013
Pro forma total revenues	189,242	173,529	173,109	184,446	720,326
Pro forma total hotel operating expenses	121,988	120,465	118,069	121,072	481,594
Pro forma hotel EBITDA	$67,254	$53,064	$55,040	$63,374	$238,732
Pro forma hotel EBITDA Margin	35.5%	30.6%	31.8%	34.4%	33.1%

Pro Forma Statistics: (1)
Rooms sold	1,004,861	963,934	929,979	916,304	3,815,078
Rooms available	1,292,566	1,308,700	1,308,700	1,280,340	5,190,306
Occupancy	77.7%	73.7%	71.1%	71.6%	73.5%
ADR	$166.63	$158.95	$163.03	$176.85	$166.26
RevPAR	$129.54	$117.07	$115.85	$126.57	$122.21

Actual Statistics:
Rooms sold	1,029,583	987,833	941,803	920,670	3,879,889
Rooms available	1,324,598	1,341,084	1,325,524	1,286,440	5,277,646
Occupancy	77.7%	73.7%	71.1%	71.6%	73.5%
ADR	$165.70	$158.25	$162.60	$176.57	$165.63
RevPAR	$128.79	$116.57	$115.53	$126.37	$121.76

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$192,917	$177,117	$174,960	$185,053	$730,047
Total revenues - dispositions	(3,675)	(3,588)	(1,851)	(607)	(9,721)
Pro forma total revenues (1)	189,242	173,529	173,109	184,446	720,326

Hotel Operating Expenses:
Hotel operating expenses	124,614	122,998	119,644	121,622	488,878
Hotel operating expenses - dispositions	(2,626)	(2,533)	(1,575)	(550)	(7,284)
Pro forma hotel operating expenses (1)	121,988	120,465	118,069	121,072	481,594

Hotel EBITDA:
Operating income	22,684	8,583	14,591	14,131	59,989
Loss (gain) on disposal of assets, net	80	57	(6,715)	40	(6,538)
Loss on write-down of assets	—	—	1,833	3,641	5,474
Corporate general and administrative	8,280	7,845	8,120	8,845	33,090
Depreciation and amortization	37,259	37,634	37,487	36,774	149,154
Hotel EBITDA	68,303	54,119	55,316	63,431	241,169
Hotel EBITDA - dispositions (2)	(1,049)	(1,055)	(276)	(57)	(2,437)
Pro forma hotel EBITDA (1)	$67,254	$53,064	$55,040	$63,374	$238,732

(1)    Unaudited pro forma information includes operating results for 94 hotels owned as of March 31, 2026 as if all such hotels had been owned by the Company since April 1, 2025. For any hotels sold by the Company after April 1, 2025, the Company excludes the financial results of each of those hotels from April 1, 2025 to the date the hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For hotels sold by the Company between April 1, 2025, and March 31, 2026, the Company has excluded the financial results of each of the hotels for the period beginning on April 1, 2025, and ending on the date the hotels were sold by the Company in determining pro forma hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended March 31,
	2026	2025
Pro Forma (1) and Same Store (2)
Rooms sold	916,304	926,656
Rooms available	1,280,340	1,278,270
Occupancy	71.6%	72.5%
ADR	$176.85	$174.20
RevPAR	$126.57	$126.28

Occupancy change	(1.3)%
ADR change	1.5%
RevPAR change	0.2%

(1)    Unaudited pro forma information includes operating results for 94 hotels owned as of March 31, 2026.

(2)     Same-store information includes operating results for 94 hotels owned by the Company as of January 1, 2025, and at all times during the three months ended March 31, 2026, and 2025.

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Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - EBITDA for Financial Outlook
(In thousands)
(Unaudited)
	FYE 2026 Outlook
	Low	High
Net loss	$(32,900)	$(18,400)
Depreciation and amortization	147,600	147,600
Interest expense	86,900	85,900
Interest income	(500)	(500)
Income tax expense	3,700	3,700
EBITDA	204,800	218,300
Loss on write-down of assets	3,600	3,600
EBITDAre	208,400	221,900
Equity-based compensation	8,900	8,900
Debt transaction costs	100	100
Other non-cash items, net	900	900
Loss related to non-controlling interests in consolidated joint ventures	3,700	1,200
Adjustments related to non-controlling interests in consolidated joint ventures	(52,000)	(52,000)
Adjusted EBITDAre	$170,000	$181,000

Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - Funds From Operations for Financial Outlook
(In thousands except per share and unit)
(Unaudited)

	FYE 2026 Outlook
	Low	High
Net loss	$(32,900)	$(18,400)
Preferred dividends	(15,900)	(15,900)
Distributions to and accretion of redeemable non-controlling interests	(2,600)	(2,600)
Loss related to non-controlling interests in consolidated joint ventures	3,700	1,200
Net loss applicable to common shares and Common Units	(47,700)	(35,700)
Real estate-related depreciation	145,300	145,300
Loss on write-down of assets	3,600	3,600
FFO Adjustments related to non-controlling interests in consolidated joint ventures	(30,500)	(30,500)
FFO applicable to common shares and Common Units	70,700	82,700
Amortization of deferred financing costs	7,300	7,300
Amortization of franchise fees	700	700
Equity-based compensation	8,900	8,900
Debt transaction costs	100	100
Other non-cash items, net	4,200	4,200
AFFO Adjustments related to non-controlling interests in consolidated joint ventures	(1,900)	(1,900)
AFFO applicable to common shares and Common Units	$90,000	$102,000
Weighted average diluted common shares/Common Units for FFO and AFFO	120,400	120,400
FFO per common share and Common Unit	$0.59	$0.69
AFFO per common share/Common Unit	$0.75	$0.85

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our on-going operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the on-going operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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